UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report
December 21, 2009
(Date of earliest event reported)

WOLVERINE TUBE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12164	63-0970812
(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama 35801
(Address, including Zip Code, of Principal Executive Offices)

(256) 353-1310
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM               1.01 Entry into a Material Definitive Agreement

Toll Manufacturing Agreement Between Wolverine Joining Technologies, LLC and Exeon Inc.

On December 21, 2009, Wolverine Joining Technologies, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Wolverine (“WJT”), entered into a toll manufacturing agreement (the “Toll Agreement”) with Exeon, Inc., a Delaware corporation (“Exeon”).  Exeon is a wholly-owned subsidiary of The Alpine Group, Inc. (“Alpine”), a principal shareholder of voting securities of Wolverine.  WJT currently also provides toll manufacturing services to other customers.

Under the Toll Agreement, which became effective as of November 30, 2009, Exeon provides raw materials (principally metals, including silver, copper, tin and zinc) to WJT which WJT uses to manufacture products for Exeon’s sale to customers.  WJT will act as sales agent for Exeon and will market and sell Exeon’s finished goods.  In addition, WJT will provide certain related administrative services.  In consideration of the foregoing, Exeon will pay WJT a monthly toll services fee of $4.45 per copper pound for the products shipped.  The toll services fee will be adjusted periodically, if necessary.

The Toll Agreement provides for an initial term of three (3) years, which is automatically renewed for successive twelve (12) month periods, unless either party, upon ninety (90) days prior notice, terminates the agreement.  Additionally, either party may terminate the Toll Agreement upon thirty (30) days notice.   The Toll Agreement also contains other terms and conditions customary for agreements of this type including:  confidentiality requirements, limited warranties, and indemnifications between the parties.

To facilitate WJT’s transition to providing toll manufacturing services to Exeon, Exeon purchased WJT’s raw materials as of November 30, 2009 for a purchase price of approximately $0.9 million.

During a transition period of approximately 90 to 120 days following the effective date of the Toll Agreement, WJT will continue to manufacture finished goods from its then existing work-in-process and sell such finished goods to customers.  Also, during this transition period, all WJT invoices will be collected by Exeon for WJT and Exeon will remit to WJT its portion of such invoiced amounts in accordance with a pre-determined phased payment schedule.

At the conclusion of the transition period, WJT and Exeon anticipate that WJT will have completed its work in process which existed on the Toll Agreement’s effective date, sold its finished goods (both those existing on such effective date and those resulting from the completion of such work-in-process), and collected its accounts receivable from the sale of such goods.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WOLVERINE TUBE, INC.

December 28, 2009	By:	/s/ David A. Owen
David A. Owen Senior Vice President, Chief Financial Officer and Secretary

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